UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2026

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

24 Greenway Plaza, Suite 1800

Houston, Texas 77046

(Address of principal executive offices, including zip code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The Nasdaq Stock Market LLC
Warrants to purchase common stock	MSAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on October 24, 2025, MultiSensor AI Holdings, Inc. (the “Company”) entered into a securities purchase agreement with certain investors (collectively, the “Investors”), pursuant to which the Company sold to the Investors shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to an aggregate of 68,459,652 shares of Common Stock at an exercise price of $0.409 per share. Pursuant to the Warrants, the exercise price and number of shares of Common Stock issuable upon exercise of the Warrants proportionately adjust upon the occurrence of a share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Company’s Common Stock (each, a “Share Combination Event”), and if the lowest daily volume weighted average price of the Company’s Common Stock during the five trading days immediately following such event (the “Share Combination Adjustment Period” and such price the “Event Market Price”), is less than the current exercise price of the Warrants, the exercise price will be reduced (but in no event increased) to the Event Market Price and the number of shares of Common Stock issuable upon exercise will be proportionately increased such that the aggregate exercise price of the Warrants will be equal to the aggregate exercise price payable under the Warrants. Notwithstanding the foregoing, the exercise price shall not be reduced below $0.14944 per share ($5.9776 following the Reverse Stock Split (as defined below)).

On April 8, 2026, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware to effect the reverse stock split at a ratio of 1-for-40 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 12:01 a.m. Eastern Time on April 13, 2026, at which time every forty shares of the Company’s then issued and outstanding Common Stock automatically converted into one share of Common Stock, without any change in the par value per share.

As a result of the Reverse Stock Split and following the resulting Share Combination Adjustment Period, the exercise price of the Warrants was readjusted to $5.98 per share and the total number of shares of Common Stock issuable upon exercise of the Warrants was proportionately increased to 4,682,273.85 shares of the Company’s Common Stock, effective as of the close of trading on April 17, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: April 21, 2026	By:	/s/ Robert Nadolny
	Name:	Robert Nadolny
	Title:	Chief Financial Officer and Secretary